EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Income Fund, Select Ten Portfolio--1997 Series 1, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-19965 of our report dated February 25, 1997, relating to the Statement of Condition of Equity Income Fund, Select Ten Portfolio--1997 Series 1, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 25, 1997